Exhibit (a)(31)

1.    CONFIRMATION OF ELECTION – OPTION EXCHANGE PROGRAM

Attached is confirmation of your election to participate in the Option Exchange Program. Please keep this confirmation as documentation of your participation and record of your option exchange elections.

Reminder: you can change your election at any time up through 11:59 p.m., Central Time, on Tuesday, January 14, 2003, unless you have been notified that the date has been extended by i2.

If you change your election, you will receive another e-mail confirmation with your new election choices. Should issues arise regarding your participation in the Option Exchange Program, i2 will rely on the most recently completed and signed confirmation.

If you have any questions or problems, please e-mail the Option Exchange team at OptionExchange@i2.com.

2.    CONFIRMATION OF ELECTION NOT TO USE THE OPTION EXCHANGE APPLICATION.

This e-mail is to confirm that you have elected not to use the on-line Option Exchange application.

Attached to this e-mail is the manual enrollment form that enables you to make your election for the Option Exchange Program.

The following steps must be completed in order to register your election:

Please sign and date where indicated and return this form to Stock Administration by mail to i2 Technologies, Inc., One i2 Place, 11701 Luna Road, Dallas, Texas 75234, Attn.: Stock Administration. If you elect to send your Election/Change of Election Form to us by mail it must be postmarked no later than the Expiration Date of the Offer. Alternatively, you may fax the Election/Change of Election Form to (469) 357-3122 in which case we must physically receive your Election/Change of Election Form on or before 11:59 p.m., Central Time, on January 14, 2003, unless we extend the Offer. Forms received after expiration of the Offer will not be accepted, unless the form is mailed to us in which case it must be postmarked no later than the Expiration Date of the Offer. Also, please note that you do not need to include any option letters or other documents relating to the options that you are returning, if any. i2 will exchange and cancel such options electronically and update your option records accordingly.

Stock Administration will send an e-mail confirmation upon receipt of your paper election/change form.

Please complete this paper election/change form even if you elect not to participate in the Option Exchange Program.

If you change your elections, a new election/change form must be processed using the above stated steps. i2 will use the form with the most current fax date stamp or postmark received before the deadline on the offer expiration date.

If you have any questions or problems, please e-mail the Option Exchange team at OptionExchange@i2.com.

3.    Important Reminder! – Option Exchange Enrollment Period ends in 3 days!

IMPORTANT! Our records indicate that you have not completed your election in the on-line Option Exchange Program application.

It is important that you let us know if you wish to participate in the Option Exchange Program.

IF NO ELECTION IS MADE, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM.

Please make your election, either to participate or not to participate, before the deadline on the offer expiration date, which is 11:59 p.m., Central Time, Tuesday, January 14, 2003.

If you have any questions or problems, please e-mail the Option Exchange team at OptionExchange@i2.com.

4.    Important Reminder! – Option Exchange Enrollment Period ends tomorrow!

IMPORTANT! Our records indicate that you have not completed your election form in the on-line Option Exchange Program application.

It is important that you let us know if you wish to participate in the Option Exchange Program.

IF NO ELECTION IS MADE, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM.

Please make your election, either to participate or not to participate, before the deadline of the offer expiration date, which is tomorrow, January 14, 2003, 11:59 p.m., Central Time.

If you have any questions or problems, please e-mail the Option Exchange team at OptionExchange@i2.com.